Exhibit 5.2

September 24, 2021

FAST Merger Corp.

109 Old Branchville Rd.

Ridgefield, CT 06877

Re: FAST Merger Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to FAST Merger Corp., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-4, filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 2, 2021, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, the Agreement and Plan of Merger, dated February 1, 2021 (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of June 30, 2021, the “Merger Agreement”), by and among FAST Acquisition Corp., a Delaware corporation ("FAST"), Fertitta Entertainment, Inc., a Texas corporation ("FEI"), the Company, and FAST Merger Sub Inc., a Texas corporation ("Merger Sub"), pursuant to which (i) FAST will change its jurisdiction of incorporation to Texas (the "reincorporation") by merging with and into the Company, with the Company surviving the merger (the "TX Merger"), pursuant to the Merger Agreement, (ii) following the TX Merger, Merger Sub will merge with and into FEI (the "Merger"), with FEI surviving the merger and the stockholders of FEI will receive shares of Class B common stock of New FEI ("New FEI Class B common stock"), and (iii) immediately following the Merger, FEI shall merge with and into Florida Merger Sub LLC ("LLC Sub"), a wholly owned subsidiary of the Company, with LLC Sub surviving such merger as a direct, wholly owned subsidiary of the Company (the "LLC Sub Merger" and, together with the Merger, the "Integrated Mergers"). Upon consummation of the transactions contemplated by the Merger Agreement (the "Business Combination"), LLC Sub will be a wholly-owned subsidiary of the Company. In connection with the Business Combination, the Company will be renamed and said renamed entity may be referred to herein as New FEI. The Business Combination is subject to satisfaction or waiver of a number of conditions, including, among others, approval and adoption of the Merger Agreement by the FAST's stockholders.

Under the terms of the Agreement and Plan of Merger, dated February 1, 2021 (the “TX Merger Agreement”), by and among the FAST and the Company (i) each share of Class A common stock issued and outstanding in FAST will be cancelled and will be automatically converted into one share of Class A common stock of the Company (the “New FEI Class A common stock”), (ii) each share of Class B Common Stock issued and outstanding in FAST (other than shares that are forfeited by the holders thereof) shall be cancelled and will be automatically converted into one share of New FEI Class A common stock and (iii) each warrant to acquire shares of Class A common stock of the Company (the “Warrants”) that is issued and outstanding will automatically and irrevocably be modified (pursuant to the terms of the Warrant Agreement, dated August 20, 2020, (the “Warrant Agreement”) between FAST and Continental Stock Transfer & Trust Company, to provide that such warrant will entitle the holder thereof to acquire one share of New FEI Class A common stock.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the TX Merger Agreement; (iv) the certificates of merger prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Texas (the “Secretary”) in connection with the Business Combination (the “Merger Certificates”); (v) Certificate of Incorporation of the Company, (vi) Bylaws of the Company, (vii) the form of Amended and Restated Articles of Incorporation of New FEI (to be effective upon the consummation of the Business Combination) (the “Articles of Incorporation”); (viii) the form Amended and Restated Bylaws of New FEI (to be effective upon the consummation of the Business Combination); (ix) the Warrant Agreement; and (x) a specimen Company common stock certificate.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.

The current draft of the Articles of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary in accordance with Section 4.001 of the Texas Business Organizations Code, that no other certificate or document has been, or prior to the filing of the Articles of Incorporation will be, filed by or in respect of the Company with the Secretary and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Articles of Incorporation; and

2.

Prior to the issuance of the shares of Company common stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the stockholders of FAST will have approved and adopted the Merger Agreement; (iii) the Merger Certificates will have been filed with and accepted by the Secretary; (iv) the Business Combination will have been consummated; and (v) the TX Merger will have become effective under the Texas Business Organizations Code.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Upon consummation of the Business Combination, the New FEI Class A common stock will be duly authorized, validly issued, fully paid and non-assessable.

2.

Upon consummation of the Business Combination, the shares of the New FEI Class A common stock underlying the Warrants, when delivered upon exercise of the Warrants in accordance with the terms and conditions set forth in the Warrant Agreement, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of Texas and the Texas Business Organizations Code (including the statutory provisions, the applicable provisions of the Texas Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Texas are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Capitalized terms used herein but not defined shall have the meaning set forth in the Registration Statement.

Very truly yours,

/s/ Winston & Strawn LLP